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LYNCH INTERACTIVE
CORPORATION

                                                                  Press Release
                                                          For Immediate Release


                          LYNCH INTERACTIVE CORPORATION
                       ANNOUNCES AMOUNTS PAID SHAREHOLDERS
                               IN 1-FOR-100 SPLIT


RYE, New York, December 22, 2005 - Lynch Interactive Corporation (Pink Sheets(R): LICT) today announced that it had provided approximately $4.8 million to its transfer agent, American Stock Transfer and Trust Company, for distribution to holders of less than one full (post-split) share of its common stock, par value $0.01 per share. This amount represents approximately 160,000 pre-split shares being cashed out in the 1-for-100 reverse stock split. The amount exceeded the company's previous estimates due to larger than anticipated positions in "street name" held through Depository Trust Company. As a result of this transaction, there are approximately 25,400 shares outstanding (representing 2,540,000 pre-split shares). Lynch Interactive is also continuing its share buyback program.


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Lynch  Interactive  Corporation  is  a  holding  company  with  subsidiaries  in telecommunications and multimedia, and actively seeks acquisitions, principally in its existing business areas.

Lynch  Interactive  is listed on the Pink  Sheets(R)  under the symbol LICT. Its
World    Wide    Web    address     is:     http://www.lynchinteractivecorp.com.


                                   * * * * * *


Contact:  Robert E. Dolan
          Chief Financial Officer
          914/921-8821

Release: 05-19